HANSEN, BARNETT & MAXWELL
     A Professional Corporation
    CERTIFIED PUBLIC ACCOUNTANTS              Registered with the Public Company
      5 Triad Center, Suite 750               Accounting Oversight Board
    Salt Lake City, UT 84180-1128             an independent member of
        Phone: (801) 532-2200                 BAKER TILLY
        Fax: (801) 532-7944                   INTERNATIONAL
           www.hbmcpas.com


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 1,500,000 shares of common stock under the Company's June 2, 2005 Stock and Stock Option Plan, of our report dated March 7, 2005, relating to the consolidated financial statements of Proton Laboratories, Inc. (the "Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                             HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 3, 2005